Exhibit 99.2

OmnicomGroup

FIRST QUARTER 2003 RESULTS Investor Presentation

April 29, 2003

The following materials have been prepared for use in the April 29, 2003 conference call on Omnicom’s results of operations for the quarter ended March 31, 2003. The call will be archived on the Internet at http://www.omnicomgroup.com/financialwebcasts.

Forward-Looking Statements
Certain of the statements in this document constitute forward-looking statements. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause our actual or our industry’s results, levels of activity or achievement to be materially different from those expressed or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to, our future financial condition and results of operations, changes in general economic conditions, competitive factors, changes in client communication requirements, the hiring and retention of human resources and our international operations, which are subject to the risks of currency fluctuations and exchange controls. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These statements are present expectations. Actual events or results may differ materially.

Other Information

All dollar amounts are in millions except for EPS. The following financial information contained in this document has not been audited, although some of it has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document has been derived from sources we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information.

The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.

OmnicomGroup	1

2003 vs. 2002 P&L Summary
	First Quarter
	2003	2002	% Change
Revenue	$1,937.2	$1,732.4	11.8%

Operating Income	223.4	228.8	(2.4)%
% Margin	11.5%	13.2%

Net Interest Expense	8.3	11.3

Profit Before Tax	215.1	217.5	(1.1)%
% Margin	11.1%	12.6%

Taxes	75.2	79.8
% Tax Rate	35.0%	36.7%

Profit After Tax	139.9	137.7	1.6%

Equity in Affiliates/ Min. Interest	(11.3)	(9.1)

Net Income	$ 128.6	$ 128.6

OmnicomGroup	2

2003 vs. 2002 Earnings Per Share
	First Quarter
	2003	2002
Earnings per Share:
Basic	$ 0.69	$ 0.69
Diluted	0.69	0.68

Weighted Average Shares (millions):
Basic	186.6	186.7
Diluted	187.3	189.5

Dividend Declared Per Share	$0.20	$0.20

OmnicomGroup	3

2003 Total Revenue Growth
	First Quarter 2003
	$	%
Prior Period Revenue	$1,732.4
Foreign Exchange (fx) Impact(a)	107.3	6.2%
Acquisition Revenue(b)	52.7	3.0%
Organic Revenue(c)	44.8	2.6%

Current Period Revenue	$1,937.2	11.8%

(a)	To calculate the FX impact, we first convert the current period’s local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.
(b)	Acquisition revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against this number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period.
(c)	Organic revenue is calculated by subtracting both the acquisition revenue and the FX impact from total revenue growth.

OmnicomGroup	4

2003 Revenue By Discipline

	Revenue By Discipline — First Quarter 2003
	$ Mix	Growth
Advertising	859.7	10.5%
CRM	631.3	20.8%
PR	225.0	-1.1%
Specialty	221.2	8.2%

Note:	“Growth” is the year-over-year growth from the prior period.

OmnicomGroup	5

2003 Revenue By Geography

Domestic vs. International — First Quarter 2003
	$ Mix	$ Growth
United States	$1,099.6	$ 77.4
Organic		44.0
Acquisition		33.4
International	$ 837.6	$ 127.4
Organic		0.8
Acquisition		19.3
FX		107.3

Primary Markets — First Quarter 2003
	$ Mix	Growth
United States	$1,099.6	7.6%
Euro Markets	388.1	21.3%
United Kingdom	210.9	15.3%
Other	238.6	15.0%

OmnicomGroup	6

Current Credit Picture
	Q1 End
	2003		2002

Operating Income (EBIT) (a)	$1,099		$1,078
Net Interest Expense (a)	$27.5		$63.8
EBIT / Net Interest	40.0	x	16.9	x
Total Debt / EBIT	2.3	x	2.7	x

Debt:
Bank Loans (Due Less Than 1 Year)	$ 96		$ 205
$835 Million Revolver Due 11/14/05	100		300
CP issued under 364 Day Facility (b)	350		404
5.20% Euro Notes Due 6/24/05 (c)	166		133
$850 Million Convertible Notes Due 2/7/31	847		850
$900 Million Convertible Notes Due 7/31/32	900		900
Loan Notes and Sundry (various through 2012)	23		100

Total Debt	$2,482		$2,892

Cash and Short Term Investments	381		550

Net Debt	$2,101		$2,342

(a)	“Operating Income (EBIT)” and “Net Interest Expense” calculations shown are latest twelve month figures for the quarter ended as specified. Although our bank agreements reference EBITDA, we have used EBIT for this presentation because EBITDA is a non-GAAP measure. Latest twelve month figures for 2002 are adjusted to assume that the cessation of goodwill amortization occured as of the beginning of the period.
(b)	The underlying $1.025 billion 364 Day Credit facility expires 11/14/03 plus one-year term out at Omnicom’s option.
(c)	The change in the outstanding balance is the result of changes in the Euro to US dollar currency exchange rate.

OmnicomGroup	7

Current Liquidity Picture
Omnicom has ample liquidity to meet all foreseeable business and capital requirements.

		As of March 31, 2003
	Total Amount of Facility	Outstanding	Available
Committed Facilities
364 Day Revolving Credit Facility	$1,025	$ 350	$ 675
3 Year Revolving Credit Facility	835	100	735
Other Committed Credit Facilities	33	33	—
Total Committed Facilities	1,893	483	1,410
Uncommitted Facilities(a)	411	63	0	(a)
Total Credit Facilities	$2,304	$ 546	$1,410
	Cash		355
	Short Term Investments		26
	Total Liquidity Available		$1,791

(a)	Uncommitted facilities in the U.S., U.K. and Canada. These amounts are excluded for purposes of this analysis.

OmnicomGroup	8

Traditional Return on Equity(a)

Note:	Prior year amounts not adjusted here to reflect acquisitions accounted for as poolings of interest. 1994 excludes a $28.0 million after-tax charge for the cumulative effect of an accounting change related to postemployment benefits. 2000 excludes a $63.8 million after-tax gain from the sale of Razorfish shares.
(a)	“Traditional Return on Equity” is Net Income for the given period divided by the shareholders’ equity at the end of the prior period.
(b)	LTM result is calculated as the Net Income for the previous twelve months ended 3/31/03 divided by the shareholders’ equity on 3/31/02.

OmnicomGroup	9

Return on Net Incremental Equity
	1991	1991-LTM Q1’03 changes	LTM Q1’03
Net Income (SFAS 142)(a)	$ 69.5		$ 643.5

Incremental Annual Net Income		$ 574.0
Incremental Equity Capital:
Equity Issuances(b)		$2,623.9		2.3x
Less: Dividends		(907.5)
Less: Share Repurchases		(1,461.3)
Net Incremental Equity Capital:		$ 255.1

(a)	Prior period results adjusted to reflect SFAS 142 (elimination of goodwill amortization) as if it had always been in effect.
(b)	Includes issuances of equity including shares for acquisitions, employee benefit plans and in exchange for convertible securities.

OmnicomGroup	10

Acquisitions Summary

Acquisition Related Expenditures
First Quarter 2003
New Subsidiary Acquisitions (a)	$ 1.3
Affiliates to Subsidiaries (b)	-
Affiliates (c)	1.6
Existing Subsidiaries (d)	13.7
Earn-outs (e)	4.3
Total Acquisition Expenditures	$ 20.9

Note:	See appendix for subsidiary acquisition profiles.
(a)	Includes acquisitions of a majority interest in new agencies resulting in their consolidation.
(b)	Includes acquisitions of additional equity interests in existing affiliate agencies resulting in their majority ownership and consolidation.
(c)	Includes acquisitions of less than a majority interest in agencies in which Omnicom did not have a prior equity interest and the acquisition of additional interests in existing affiliated agencies that did not result in majority ownership.
(d)	Includes the acquisition of additional equity interests in already consolidated subsidiary agencies.
(e)	Includes additional consideration paid for acquisitions completed in prior periods.

OmnicomGroup	Acquisitions	12

Potential Earn-out Obligations
•	The following is an estimate of future earn-out related obligations as of March 31, 2003, assuming that the underlying acquired agencies continue to perform at their current levels:(a)

2003(b)	2004	2005	2006	Thereafter	Total
$ 231.5	$ 129.2	$ 82.6	$ 28.7	$ 18.2	$490.2

(a)	The ultimate payments will vary as they are dependent on future events.
(b)	Estimated remaining obligations as of March 31, 2003.

OmnicomGroup	Acquisitions	13

Potential Put Obligations
•	In conjunction with certain transactions Omnicom has agreed to acquire (at the sellers’ option) additional equity interests. The following is an estimate of these potential future “put” obligations (as of March 31, 2003), assuming these underlying acquired agencies continue to perform at their current levels:

	Currently Exercisable	Not Currently Exercisable	Total
Subsidiary Agencies	$111.6	$102.8	$214.4
Affiliated Agencies	12.9	14.9	27.8

Total	$124.5	$117.7	$242.2

OmnicomGroup	Acquisitions	14

Acquisitions Quarter-to-Date

The following pages are summaries of 2003 acquisitions completed during the quarter ended March 31, 2003

OmnicomGroup	Acquisitions	16

Creative Juice

Creative Juice is a fast-growing award-winning advertising agency based in Bangkok, Thailand. Since its inception four years ago, the agency has built a strong reputation and has secured the accounts of several high profile Thai advertisers. Creative Juice will become part of the TBWA/Thailand group.

OmnicomGroup	Acquisitions	16

Grothgar Manchot & Partner

GM&P is a traditional media advertising agency located in Dusseldorf, Germany focused on serving the specialized needs of clients in the personal products sector. GM&P will be merged with DDB Dusseldorf where it will compliment DDB’s relationship with several of its core multinational clients by further enhancing their capabilities in the personal products category in Germany.

OmnicomGroup	Acquisitions	17